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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 5, 2004

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-496-58 (Commission File Number)	84-1602895 (IRS Employer Identification #)
4643 South Ulster Street, Suite 1300, Denver, CO 80237 (Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 1. Changes in Control of Registrant.

        On January 5, 2004, UnitedGlobalCom, Inc. ("United") and Liberty Media Corporation ("Liberty") jointly issued a press release announcing that Liberty and the holders (the "Holders") of all of the Class B common stock of United completed a previously announced share exchange transaction. Pursuant to the transaction, Liberty purchased an aggregate of 8,198,016 shares of Class B common stock of United, representing all of the outstanding shares of United's Class B common stock. In exchange for the shares of United Class B common stock, Liberty issued 12,576,968 shares of its Series A common stock ("Liberty Common Stock") and paid $12,857,099.23 in cash (which cash payment represents approximately 50% of the Holders' estimated federal and state income tax liability arising from the transaction). Liberty now owns approximately 53.6% of United's common stock which represents approximately 92% of the combined voting power of United's common stock.

        Incident to the closing of the transaction, Messrs. Albert M. Carollo, Sr. and Curtis W. Rochelle and Ms. Tina M. Wildes resigned from United's board of directors and Mr. Paul A. Gould was appointed to the board. Mr. Gene W. Schneider resigned as United's Chief Executive Officer but will remain as Chairman of the Board. Mr. Michael T. Fries, currently President, Chief Operating Officer and a director of United, has been appointed Chief Executive Officer effective immediately. He will also retain the title of President and become a member of a newly established Executive Committee of the board consisting of Messrs. Fries, Robert R. Bennett and John C. Malone.

        Upon the closing of the transaction, the Standstill Agreement, dated January 30, 2002, among United, Liberty and certain of Liberty's subsidiaries (the "2002 Standstill Agreement") terminated, except for provisions of that agreement granting Liberty preemptive rights to acquire shares of United's Class A common stock. The 2002 Standstill Agreement restricted the additional amount of United stock that Liberty could acquire and restricted the way Liberty could vote United stock. As a condition to the closing of the transaction, Liberty entered into a new standstill agreement with United that generally limits Liberty's ownership of United common stock to 90% or less, unless Liberty makes an offer or effects another transaction to acquire all of United's common stock. Except in the case of a short-form merger in which United's stockholders are entitled to statutory appraisal rights, such offer or transaction must be approved by United's independent directors or at a price at or above a fair value of United's shares determined through an appraisal process. Liberty's preemptive rights under the 2002 Standstill Agreement were amended on November 12, 2003, as disclosed in a Current Report on Form 8-K filed by United on November 12, 2003, and as a result of the consummation on December 18, 2003 of United's exchange offer for shares of UGC Europe, Inc. Liberty has the right to acquire up to 15,173,898 shares of United's Class A common stock.

        In connection with the closing of the transaction, the maturity of loans by Liberty to United and its subsidiaries in the aggregate amount of $102.7 million were extended, on the current terms of the loans, from January 2004 until January 2009.

        Incident to the closing of the transaction, each of the following agreements terminated to the extent provided in an Acknowledgment and Termination Agreement dated January 5, 2004 among Liberty, the Holders and certain founding stockholders of United: the Stockholders Agreement dated January 30, 2002 among Liberty, certain of its subsidiaries, the Holders and United; the Voting Agreement dated January 30, 2002 relating to United; the Founders Agreement (New United) dated January 30, 2002 relating to United; and the Registration Rights Agreement dated as of January 30, 2002 among Liberty, certain of its subsidiaries and United. Mr. Gene W. Schneider entered into a five-year employment agreement with United. Each of Messrs. Michael T. Fries and Mark L. Schneider and Mses. Ellen P. Spangler and Tina M. Wildes entered into a Noncompetition and Nonsolicitation Agreement with Liberty prohibiting each of them, while employed by United or any of its subsidiaries and for twenty-four months thereafter but for no more than five years from the closing of the transaction, from competing with or soliciting any suppliers, customers or employees of Liberty. Liberty issued shares of Liberty Common Stock to Messrs. Fries and Mark L. Schneider and Mses. Spangler and Wildes in return for them entering into such Noncompetition and Nonsolicitation Agreements. The Holders, Messrs. Fries and Mark Schneider and Mses. Spangler and Wildes also entered into a

Registration Rights Agreement with Liberty pursuant to which Liberty agreed to use its commercially reasonable efforts to file a "shelf" registration statement permitting the resale of the Liberty Common Stock issued under the Share Exchange Agreement and the Noncompetition and Nonsolicitation Agreements.

        Copies of the joint press release issued by United and Liberty and the agreements executed incident to the closing are attached hereto as exhibits.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
10.1	Amendment to Share Exchange Agreement, dated December 22, 2003, by and among Liberty and the Stockholders named on the signature pages thereto (incorporated by reference from the Registration Statement on Form S-3 filed by Liberty with the Securities and Exchange Commission on December 24, 2003).
10.2	Standstill Agreement, dated January 5, 2004, by and between Liberty and United.
10.3	Acknowledgment and Termination Agreement, dated January 5, 2004, by and among Liberty, the Holders and certain founding stockholders of United.
10.4	Amendment Agreement, dated January 5, 2004, by and between UGCH Finance, Inc. and LBTW I, Inc.
10.5	Employment Agreement, dated as of January 5, 2004, by and between United and Gene W. Schneider.
10.6
Noncompetition and Nonsolicitation Agreement, dated as of December 19, 2003, between Liberty and Mark L. Schneider, the Executive named therein (including a schedule setting forth the names of the Executives who are parties to, and the differing terms of, agreements that are substantially identical to the agreement filed herewith) (incorporated by reference from the Registration Statement on Form S-3 filed by Liberty with the Securities and Exchange Commission on December 24, 2003).
10.7
Registration Rights Agreement, dated as of December 19, 2003, among Liberty and the Holders named therein (incorporated by reference from the Registration Statement on Form S-3 filed by Liberty with the Securities and Exchange Commission on December 24, 2003).
99.1	Press release of United and Liberty, dated January 5, 2004.

2

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ ELLEN P. SPANGLER Ellen P. Spangler Secretary

Date: January 5, 2004

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment to Share Exchange Agreement, dated December 22, 2003, by and among Liberty and the Stockholders named on the signature pages thereto (incorporated by reference from the Registration Statement on Form S-3 filed by Liberty with the Securities and Exchange Commission on December 24, 2003).
10.2	Standstill Agreement, dated January 5, 2004, by and between Liberty and United.
10.3	Acknowledgment and Termination Agreement, dated January 5, 2004, by and among Liberty, the Holders and certain founding stockholders of United.
10.4	Amendment Agreement, dated January 5, 2004, by and between UGCH Finance, Inc. and LBTW I, Inc.
10.5	Employment Agreement, dated as of January 5, 2004, by and between United and Gene W. Schneider.
10.6
Noncompetition and Nonsolicitation Agreement, dated as of December 19, 2003, between Liberty and Mark L. Schneider, the Executive named therein (including a schedule setting forth the names of the Executives who are parties to, and the differing terms of, agreements that are substantially identical to the agreement filed herewith) (incorporated by reference from the Registration Statement on Form S-3 filed by Liberty with the Securities and Exchange Commission on December 24, 2003).
10.7
Registration Rights Agreement, dated as of December 19, 2003, among Liberty and the Holders named therein (incorporated by reference from the Registration Statement on Form S-3 filed by Liberty with the Securities and Exchange Commission on December 24, 2003).
99.1	Press release of United and Liberty, dated January 5, 2004.

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  Item 1. Changes in Control of Registrant.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX